UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dine Brands Global, Inc.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT NO. 1 TO NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2020

Dine Brands Global, Inc. (the “Corporation”) is filing this amendment and supplement (this “Supplement”) dated April 29, 2020 to its Notice of Change of Location of Annual Meeting of Stockholders dated April 28, 2020 (the “Notice”) in connection with the Corporation’s Annual Meeting of Stockholders to be held on May 12, 2020 (the “Annual Meeting”), solely to correct a typographical error in the “Registering to Attend the Annual Meeting as a Beneficial Owner” section of the Notice, which reflected a deadline of April 8, 2020 rather than May 8, 2020. As corrected, the “Registering to Attend the Annual Meeting as a Beneficial Owner” section of the Notice is:

If you were a beneficial holder of record of common stock of Dine Brands Global, Inc. as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of the Corporation’s common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern, on May 8, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/213398934 and enter your control number and the meeting password DIN2020.

This Supplement should be read in conjunction with the Notice and the proxy statement (the “Proxy Statement”) of the Corporation, dated April 1, 2020, furnished to stockholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting. Except as specifically corrected by this Supplement, all information in the Notice and Proxy Statement remains unchanged.